Vivos Inc.

Vivos Inc. Announces 1-for-8 Reverse Stock Split

Richland, WA, June 26, 2019 (GLOBAL NEWSWIRE) – Vivos Inc. (OTC PINK: RDGL)

Vivos Inc. (the “Company”) (OTC PINK: RDGL), a company engaged in the development and commercialization of minimally invasive brachytherapy treatments to combat cancer in animals and humans, today announced that it will effect a 1-for-8 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Split”), which Reverse Split was previously approved by the Company’s Board of Directors and stockholders via written consent. The Reverse Split will be effective as of 11:59 p.m. Eastern Time on June 25, 2019, and the Company’s common stock will begin trading on a post-split basis on June 26, 2019.

The Reverse Split will reduce the number of shares of the Company’s common stock currently issued and outstanding from approximately 1.42 billion shares to 177.7 million shares and reduce the shares issuable upon conversion of the Company’s convertible preferred stock from approximately 240 million to 30 million shares. Proportional adjustments will be made to the exercise prices of the Company’s outstanding options and warrants, as well as the number of shares issued and issuable under the Company’s incentive plan. Concurrently with the Reverse Split, the Company will also amend its Certificate of Incorporation, as amended (the “Charter”), to decrease the number of shares of common stock authorized for issuance thereunder from 2.0 billion to 950.0 million shares.

Information for Stockholders

Upon the effectiveness of the Reverse Split, each eight shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share. The Company will not issue any fractional shares in connection with the Reverse Split. Instead, shareholders entitled to fractional shares immediately after the Reverse Split will be issued cash in lieu of such fractional shares. The Reverse Split will not modify the rights or preferences of the Company’s common stock or preferred stock or change the amount of authorized preferred stock.

The Company’s transfer agent, Pacific Stock Transfer, will act as its exchange agent for the Reverse Split. Pacific Stock Transfer will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take action in connection with the Reverse Split.

Additional information about the Reverse Split can be found in the Company’s definitive information statement filed with the Securities and Exchange Commission on May 22, 2019, a copy of which is also available at www.sec.gov.

About Vivos Inc. (OTC: RDGL)

Vivos, Inc. is a development stage pharmaceutical company engaged in the research and development of minimally invasive treatments to combat cancer in humans and animals. It has developed an Yttrium-90 based brachytherapy injectable device for the treatment of tumors in animals (IsoPet®) and in humans (Radiogel™). Brachytherapy uses highly localized radiation to destroy cancerous tumors by placing a radioactive isotope directly inside the treatment area using the Company’s proprietary hydrogel formulation. The injection delivers therapeutic radiation from within the tumor without the entrance skin dose and associated side effects of treatment that characterize external-beam radiation therapy. This feature allows safe delivery of higher doses needed for treating both non-resectable and radiation-resistant cancers.

IsoPet® for treating animals uses the same technology as RadioGel™ for treating humans. The Food and Drug Administration advised using different product names in order to avoid confusion and cross-use.

IsoPet® is a hydrogel liquid containing tiny yttrium-90 phosphate particles that may be administered directly into a tumor. This hydrogel is an yttrium-90 carrier at room temperature that gels within the tumor interstitial space after injection to keep the radiation source safely in place. The short-range beta radiation from yttrium-90 localizes the dose within the treatment area so that normal organs and tissues are not adversely affected.

IsoPet® also has a short half-life – delivering more than 90% of its therapeutic radiation within ten days. This compares favorably to other available treatment options requiring up to six weeks or more to deliver a full course of radiation therapy. Therapy can be safely administered as an out-patient procedure and the patient may return home without subsequent concern for radiation dose to the family.

The IsoPet® Solutions division is using university veterinary hospitals to demonstrate the safety and therapeutic effectiveness for different animal cancers. The testing on feline sarcoma at the Washington State University is completed and the testing on canine soft tissue sarcomas at the University of Missouri is currently underway.

The Company recently obtained confirmation from the FDA Center for Veterinary Medicine that IsoPet® is classified as a device according to its intended use and means by which it achieves its intended purpose. The FDA also reviewed the product labeling which included canine and feline sarcomas as the initial indications for use. FDA does not require pre-market approval for veterinary devices so no additional approval is required for treating skin cancer, which is the largest market sector. Following this demonstration phase, Vivos can begin to generate revenues through the sale of IsoPet® to University animal hospitals and private veterinary clinic consortiums.

The Company is also engaging the FDA for premarket clearance to market RadioGel™ for the treatment of advanced basal and squamous cell skin cancers in humans.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, the Company’s ability to secure substantial additional capital to support our operations, including our ongoing clinical development activities; the Company’s ability to successfully execute its expanded business strategy including by entering into definitive agreements with suppliers, commercial partners and customers; general economic and business conditions; the effects of continued geopolitical unrest and regional conflicts; competition; changes in technology and methods of marketing; delays in completing various engineering and manufacturing programs; changes in customer order patterns and product mix; continued success in technical advances and delivering technological innovations; shortages in components; production delays due to performance quality issues with outsourced components; regulatory requirements and the ability to meet them; government agency rules and changes; and various other factors beyond the Company’s control. Certain other risks are more fully discussed in the section entitled “Risk Factors” in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

CONTACT:

Vivos Inc.

Michael K. Korenko, President & CEO

MKorenko@RadioGel.com